Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2022 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Third Quarter 2022 Summary

•Net income of $73.4 million, or $0.77 per diluted share
•Return on average assets of 1.35%, return on average equity of 10.57%, and return on average tangible common equity of 16.74%(1)
•Pre-provision net revenue (“PPNR”) to average assets of 1.85%, annualized, and efficiency ratio of 48.3%(1)
•Net interest margin of 3.61%, and core net interest margin of 3.44%(1)
•Cost of deposits of 0.22%, and cost of core deposits of 0.11%(1)
•Loan-to-deposit ratio of 84.0%, compared with 83.2% in the prior quarter
•Noninterest-bearing deposits represent 38.2% of total deposits
•Nonperforming assets to total assets of 0.28%, and net charge-offs to average loans of 0.01%

Irvine, Calif., October 20, 2022 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $73.4 million, or $0.77 per diluted share, for the third quarter of 2022, compared with net income of $69.8 million, or $0.73 per diluted share, for the second quarter of 2022, and net income of $90.1 million, or $0.95 per diluted share, for the third quarter of 2021.

For the quarter ended September 30, 2022, the Company’s return on average assets (“ROAA”) was 1.35%, return on average equity (“ROAE”) was 10.57%, and return on average tangible common equity (“ROATCE”)(1) was 16.74%, compared to 1.29%, 10.10%, and 16.07%, respectively, for the second quarter of 2022, and 1.73%, 12.67%, and 19.89%, respectively, for the third quarter of 2021. Total assets were $21.62 billion at September 30, 2022, compared to $21.99 billion at June 30, 2022, and $21.01 billion at September 30, 2021.

Steven R. Gardner, Chairman, Chief Executive Officer, and President of the Company, commented, “We produced solid results in the third quarter, increasing earnings per share and pre-provision net revenue(1), while producing higher returns and further enhancing our already strong capital position. These results reflect the Pacific Premier team's commitment to creating and maintaining long-term shareholder value, while proactively managing risk.

“During the quarter, we continued to benefit from the actions we took earlier this year to position our balance sheet for a higher interest rate environment, and when combined with our strategic actions throughout the year, contributed to a 12 basis point increase in our net interest margin and an $8.3 million increase in net interest income as compared to the prior quarter. Our disciplined approach to expense management further enhanced our efficiency ratio, which decreased to 48.3% for the quarter.

“Notwithstanding these positive results, the rising interest rate environment negatively impacted commercial real estate acquisition and refinancing activity, which resulted in overall lower loan production. In addition, the higher interest rate environment has led to deposit outflows in our commercial escrow and exchange business due to a decline in commercial real estate refinance and sales activity. We replaced these deposits with brokered time deposits of varying maturities and held our loan to deposit ratio at 84.0%. While incorporating brokered time deposits into our funding mix will increase our deposit costs in the near term, we believe that locking in this longer-term funding ahead of additional rate increases will reinforce our liquidity and help us control our overall funding costs going forward.

(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

“We believe we are entering this current period of economic uncertainty from a position of strength. We will continue to focus on proactively managing risk across the enterprise, while at the same time growing existing and new client banking relationships.”

FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021
Financial highlights (unaudited)
Net income	$73,363	$69,803	$90,088
Net interest income	181,112	172,765	169,069
Diluted earnings per share	0.77	0.73	0.95
Common equity dividend per share paid	0.33	0.33	0.33
Return on average assets	1.35%	1.29%	1.73%
Return on average equity	10.57	10.10	12.67
Return on average tangible common equity (1)	16.74	16.07	19.89
Pre-provision net revenue on average assets (1)	1.85	1.77	1.98
Net interest margin	3.61	3.49	3.51
Core net interest margin (1)	3.44	3.33	3.31
Cost of deposits	0.22	0.06	0.06
Cost of core deposits (1)	0.11	0.04	0.04
Efficiency ratio (1)	48.3	49.0	47.5
Noninterest expense as a percent of average assets	1.86	1.83	1.85
Total assets	$21,619,201	$21,993,919	$21,005,211
Total deposits	17,746,374	18,084,613	17,469,999
Loan-to-deposit ratio	84.0%	83.2%	80.1%
Non-maturity deposits as a percent of total deposits	89.5	92.0	93.6
Book value per share	$28.79	$29.01	$30.08
Tangible book value per share (1)	18.68	18.86	19.75
Total capital ratio	14.83%	14.41%	14.56%
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $181.1 million in the third quarter of 2022, an increase of $8.3 million, or 4.8%, from the second quarter of 2022. The increase in net interest income was primarily attributable to higher yields on average interest-earning assets, as well as a favorable interest impact from fair value hedges on fixed-rate loans of $4.2 million, partially offset by higher cost of funds and lower loan-related fees and accretion income as a result of decreased prepayment activity.

The net interest margin for the third quarter of 2022 increased 12 basis points to 3.61%, from 3.49% in the prior quarter. The core net interest margin(6) increased 11 basis points to 3.44%, compared to 3.33% in the prior quarter, reflecting higher yields on interest-earning assets and a favorable remix of earning-assets towards higher yielding loans, partially offset by higher cost of funds and lower loan prepayment fees.

Net interest income for the third quarter of 2022 increased $12.0 million, or 7.1%, compared to the third quarter of 2021. The increase was attributable to higher yields on average interest-earning assets and higher average loan balances, as well as a favorable impact from fair value hedges on fixed-rate loans, partially offset by higher cost of funds and lower loan-related fees and accretion income as a result of decreased prepayment activity.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost	Average Balance	Interest Income/Expense	Average Yield/ Cost
Assets
Cash and cash equivalents	$665,510	$2,754	1.64%	$702,663	$1,211	0.69%	$663,076	$195	0.12%
Investment securities	4,277,444	22,067	2.06	4,254,961	17,560	1.65	4,807,854	18,827	1.57
Loans receivable, net (1) (2)	14,986,682	174,204	4.61	14,919,182	164,455	4.42	13,660,242	157,025	4.56
Total interest-earning assets	$19,929,636	$199,025	3.96	$19,876,806	$183,226	3.70	$19,131,172	$176,047	3.65

Liabilities
Interest-bearing deposits	$10,839,359	$9,873	0.36	$10,722,522	$2,682	0.10	$10,536,091	$2,432	0.09
Borrowings	966,981	8,040	3.31	933,417	7,779	3.34	332,245	4,546	5.43
Total interest-bearing liabilities	$11,806,340	$17,913	0.60	$11,655,939	$10,461	0.36	$10,868,336	$6,978	0.25
Noninterest-bearing deposits	$6,893,463			$7,030,205			$6,809,211
Net interest income		$181,112			$172,765			$169,069
Net interest margin (3)			3.61			3.49			3.51
Cost of deposits (4)			0.22			0.06			0.06
Cost of funds (5)			0.38			0.22			0.16
Cost of core deposits (6)			0.11			0.04			0.04
Ratio of interest-earning assets to interest-bearing liabilities			168.80			170.53			176.03
________________________________________________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $4.6 million, $7.5 million, and $9.4 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Provision for Credit Losses

For the third quarter of 2022, the Company recorded $1.1 million of provision expense, compared to $469,000 of provision expense for the second quarter of 2022, and $19.7 million of provision recapture for the third quarter of 2021. The higher provision for credit losses for the third quarter of 2022 was driven principally by specific reserves on two individually evaluated loans and higher unfunded commitments in the commercial and industrial loan segment.

The provision recaptures for loans and unfunded commitments during the third quarter of 2021 were reflective of favorable changes in the macroeconomic forecasts related to the COVID-19 pandemic relative to prior periods.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Provision for credit losses
Provision for loan losses	$546	$3,803	$(19,543)
Provision for unfunded commitments	549	(3,402)	(194)
Provision for held-to-maturity securities	(18)	68	11
Total provision for credit losses	$1,077	$469	$(19,726)

Noninterest Income

Noninterest income for the third quarter of 2022 was $20.2 million, a decrease of $2.0 million from the second quarter of 2022. The decrease was primarily due to a $679,000 decrease in net gain from sales of loans, a $403,000 decrease in trust custodial account fees resulting primarily from a decrease in the market value of custodial assets, and a $362,000 greater net loss from sales of investment securities.

During the third quarter of 2022, the Bank sold $9.6 million of Small Business Administration (“SBA”) loans for a net gain of $434,000 and $15.0 million of other loans for a net gain of $23,000, compared to the sales of $23.4 million of SBA loans and U.S. Department of Agriculture (“USDA”) loans for a net gain of $1.1 million in the second quarter of 2022.

Additionally, during the third quarter of 2022, the Bank sold $231.1 million of investment securities for a net loss of $393,000, compared to the sales of $45.1 million of investment securities for a net loss of $31,000 in the second quarter of 2022.

Noninterest income for the third quarter of 2022 decreased $9.9 million, or 33.0%, compared to the third quarter of 2021. The decrease was primarily due to a $4.6 million decrease in net gain from sales of investment securities and a $3.0 million decrease in other income.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Noninterest income
Loan servicing income	$397	$502	$536
Service charges on deposit accounts	2,704	2,690	2,375
Other service fee income	323	366	350
Debit card interchange fee income	808	936	834
Earnings on bank owned life insurance	3,339	3,240	3,266
Net gain from sales of loans	457	1,136	1,187
Net (loss) gain from sales of investment securities	(393)	(31)	4,190
Trust custodial account fees	9,951	10,354	11,446
Escrow and exchange fees	1,555	1,827	1,867
Other income	1,023	1,173	4,049
Total noninterest income	$20,164	$22,193	$30,100

Noninterest Expense

Noninterest expense totaled $100.9 million for the third quarter of 2022, an increase of $1.9 million compared to the second quarter of 2022, primarily due to a $2.5 million increase in other expense, largely attributable to a client's unauthorized transaction incident for which the Bank provided a $1.9 million provisional credit pending its pursuit of insurance coverage, and a $765,000 increase in deposit expense, partially offset by a $1.2 million decrease in compensation and benefits.

Noninterest expense increased by $4.8 million compared to the third quarter of 2021. The increase was primarily due to a $2.8 million increase in compensation and benefits as well as a $2.3 million increase in other expense.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Noninterest expense
Compensation and benefits	$56,355	$57,562	$53,592
Premises and occupancy	12,011	11,829	12,611
Data processing	7,058	6,604	6,296
FDIC insurance premiums	1,461	1,452	1,392
Legal and professional services	4,075	4,629	4,563
Marketing expense	1,912	1,926	2,008
Office expense	1,338	1,252	1,076
Loan expense	789	1,144	1,332
Deposit expense	4,846	4,081	3,974
Amortization of intangible assets	3,472	3,479	3,912
Other expense	7,549	5,016	5,284
Total noninterest expense	$100,866	$98,974	$96,040

Income Tax

For the third quarter of 2022, income tax expense totaled $26.0 million, resulting in an effective tax rate of 26.1%, compared with income tax expense of $25.7 million and an effective tax rate of 26.9% for the second quarter of 2022, and income tax expense of $32.8 million and an effective tax rate of 26.7% for the third quarter of 2021. Our estimated effective tax rate for the full year is expected to be in the range of 26% to 27%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $14.91 billion at September 30, 2022, a decrease of $138.8 million, or 0.9%, from June 30, 2022, and an increase of $926.0 million, or 6.6%, from September 30, 2021. The decrease from June 30, 2022 was primarily driven by lower loan fundings and lower commercial line utilization rates. The commercial line average utilization rate was 40.4% for the third quarter of 2022, a decrease from an average of 41.6% for the second quarter of 2022 and an increase from 33.1% for the third quarter of 2021.

During the third quarter of 2022, loan commitments totaled $789.2 million, and new loan fundings totaled $450.7 million, compared with $1.50 billion in loan commitments and $1.12 billion in new loan fundings for the second quarter of 2022, and $1.46 billion in loan commitments and $1.10 billion in new loan fundings for the third quarter of 2021.

At September 30, 2022, the total loan-to-deposit ratio was 84.0%, compared with 83.2% and 80.1% at June 30, 2022 and September 30, 2021, respectively.

The following table presents the primary loan roll-forward activities for total gross loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Beginning gross loan balance before basis adjustment	$15,101,652	$14,745,401	$13,599,312
New commitments	789,198	1,504,186	1,459,201
Unfunded new commitments	(338,534)	(382,478)	(359,000)
Net new fundings	450,664	1,121,708	1,100,201
Purchased loans	—	710	—
Amortization/maturities/payoffs	(568,615)	(936,893)	(762,795)
Net draws on existing lines of credit	21,416	200,255	69,141
Loan sales	(24,701)	(23,698)	(12,258)
Charge-offs	(1,318)	(5,831)	(2,640)
Net (decrease) increase	(122,554)	356,251	391,649
Ending gross loan balance before basis adjustment	$14,979,098	$15,101,652	$13,990,961
Basis adjustment associated with fair value hedge (1)	(68,124)	(51,087)	—
Ending gross loan balance	$14,910,974	$15,050,565	$13,990,961
______________________________
(1) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The following table presents the composition of the loans held for investment as of the dates indicated:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,771,272	$2,788,715	$2,823,065
Multifamily	6,199,581	6,188,086	5,705,666
Construction and land	373,194	331,734	292,815
SBA secured by real estate (1)	42,998	44,199	49,446
Total investor loans secured by real estate	9,387,045	9,352,734	8,870,992
Business loans secured by real estate (2)
CRE owner-occupied	2,477,530	2,486,747	2,242,164
Franchise real estate secured	383,468	387,683	354,481
SBA secured by real estate (3)	64,002	67,191	69,937
Total business loans secured by real estate	2,925,000	2,941,621	2,666,582
Commercial loans (4)
Commercial and industrial	2,164,623	2,295,421	1,888,870
Franchise non-real estate secured	409,773	415,830	392,950
SBA non-real estate secured	11,557	11,008	12,732
Total commercial loans	2,585,953	2,722,259	2,294,552
Retail loans
Single family residential (5)	75,176	77,951	144,309
Consumer	3,761	4,130	6,426
Total retail loans	78,937	82,081	150,735
Loans held for investment before basis adjustment (6)	14,976,935	15,098,695	13,982,861
Basis adjustment associated with fair value hedge (7)	(68,124)	(51,087)	—
Loans held for investment	14,908,811	15,047,608	13,982,861
Allowance for credit losses for loans held for investment	(195,549)	(196,075)	(211,481)
Loans held for investment, net	$14,713,262	$14,851,533	$13,771,380

Total unfunded loan commitments	$2,823,555	$2,872,934	$2,504,188
Loans held for sale, at lower of cost or fair value	$2,163	$2,957	$8,100
__________________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $59.0 million, $63.6 million, and $85.0 million as of September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The total end-of-period weighted average interest rate on loans, excluding fees and discounts, at September 30, 2022 was 4.34%, compared to 4.06% at June 30, 2022, and 4.03% at September 30, 2021. The quarter-over-quarter and year-over-year increases reflect higher rates on new originations and the repricing of loans as a result of the Federal Reserve Bank's interest rate increases since March 2022.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Investor loans secured by real estate
CRE non-owner-occupied	$88,708	$195,896	$105,792
Multifamily	151,269	540,263	613,640
Construction and land	123,557	192,852	99,943
SBA secured by real estate (1)	—	4,698	1,410
Total investor loans secured by real estate	363,534	933,709	820,785
Business loans secured by real estate (2)
CRE owner-occupied	80,676	220,936	256,269
Franchise real estate secured	14,011	17,500	19,207
SBA secured by real estate (3)	6,468	7,033	15,065
Total business loans secured by real estate	101,155	245,469	290,541
Commercial loans (4)
Commercial and industrial	288,857	255,922	310,985
Franchise non-real estate secured	22,413	49,604	21,654
SBA non-real estate secured	4,673	6,419	—
Total commercial loans	315,943	311,945	332,639
Retail loans
Single family residential (5)	8,566	13,063	14,782
Consumer	—	—	454
Total retail loans	8,566	13,063	15,236
Total loan commitments	$789,198	$1,504,186	$1,459,201
_____________________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments increased to 5.55% in the third quarter of 2022, compared to 4.11% in the second quarter of 2022, and 3.66% in the third quarter of 2021.

Asset Quality and Allowance for Credit Losses

At September 30, 2022, our allowance for credit losses (“ACL”) on loans held for investment was $195.5 million, a decrease of $526,000 from June 30, 2022, and a decrease of $15.9 million from September 30, 2021. The slight decline in ACL from June 30, 2022 was reflective primarily of lower loans held for investment. The decrease in ACL from September 30, 2021 was primarily due to favorable changes in the macroeconomic forecasts related to the COVID-19 pandemic.

During the third quarter of 2022, the Company incurred $1.1 million of net charge-offs, compared to $5.2 million and $1.8 million of net charge-offs during the second quarter of 2022 and the third quarter of 2021, respectively.

The following table provides the allocation of the ACL for loans held for investment as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended September 30, 2022
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner-occupied	$37,221	$(1,128)	$—	$1,011	$37,104
Multifamily	56,293	—	—	(207)	56,086
Construction and land	5,436	—	—	1,004	6,440
SBA secured by real estate (1)	2,865	—	—	90	2,955
Business loans secured by real estate (2)
CRE owner-occupied	31,461	—	19	346	31,826
Franchise real estate secured	6,530	—	—	180	6,710
SBA secured by real estate (3)	5,149	—	—	(364)	4,785
Commercial loans (4)
Commercial and industrial	37,048	(190)	143	(1,503)	35,498
Franchise non-real estate secured	13,124	—	—	70	13,194
SBA non-real estate secured	452	—	26	(38)	440
Retail loans
Single family residential (5)	278	—	58	(40)	296
Consumer loans	218	—	—	(3)	215
Totals	$196,075	$(1,318)	$246	$546	$195,549
____________________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of allowance for credit losses to loans held for investment at September 30, 2022 was 1.31%, compared to 1.30% at June 30, 2022 and 1.51% at September 30, 2021. The fair value net discount on loans acquired through total bank acquisitions was $59.0 million, or 0.39% of total loans held for investment, as of September 30, 2022, compared to $63.6 million, or 0.42% of total loans held for investment, as of June 30, 2022, and $85.0 million, or 0.60% of total loans held for investment, as of September 30, 2021.

Nonperforming assets totaled $60.5 million, or 0.28% of total assets, at September 30, 2022, compared with $44.4 million, or 0.20% of total assets, at June 30, 2022, and $35.1 million, or 0.17% of total assets, at September 30, 2021. Loan delinquencies were $41.3 million, or 0.28% of loans held for investment, at September 30, 2022, compared to $36.3 million, or 0.24% of loans held for investment, at June 30, 2022, and $20.2 million, or 0.14% of loans held for investment, at September 30, 2021. All nonaccrual loans were individually evaluated with a total of $4.4 million ACL attributed to such loans as of September 30, 2022, compared with $1.8 million as of June 30, 2022.

Classified loans totaled $110.1 million, or 0.74% of loans held for investment, at September 30, 2022, compared with $106.2 million, or 0.71% of loans held for investment, at June 30, 2022, and $124.5 million, or 0.89% of loans held for investment, at September 30, 2021.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Asset quality
Nonperforming loans	$60,464	$44,445	$35,090
Other real estate owned	—	—	—
Nonperforming assets	$60,464	$44,445	$35,090

Total classified assets (1)	$110,143	$106,153	$124,506
Allowance for credit losses	195,549	196,075	211,481
Allowance for credit losses as a percent of total nonperforming loans	323%	441%	603%
Nonperforming loans as a percent of loans held for investment	0.41	0.30	0.25
Nonperforming assets as a percent of total assets	0.28	0.20	0.17
Classified loans to total loans held for investment	0.74	0.71	0.89
Classified assets to total assets	0.51	0.48	0.59
Net loan charge-offs for the quarter ended	$1,072	$5,245	$1,750
Net loan charge-offs for the quarter to average total loans	0.01%	0.04%	0.01%
Allowance for credit losses to loans held for investment (2)	1.31	1.30	1.51
Delinquent loans
30 - 59 days	$1,484	$6,915	$728
60 - 89 days	6,535	—	936
90+ days	33,238	29,360	18,514
Total delinquency	$41,257	$36,275	$20,178
Delinquency as a percentage of loans held for investment	0.28%	0.24%	0.14%
____________________________________________________
(1) Includes substandard loans and other real estate owned.
(2) At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment. At June 30, 2022, 29% of loans held for investment include a fair value net discount of $63.6 million, or 0.42% of loans held for investment. At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment.

Investment Securities

At September 30, 2022, available-for-sale (“AFS”) and held-to-maturity (“HTM”) investment securities were $2.66 billion and $1.39 billion, respectively, compared to $2.68 billion and $1.39 billion, respectively, at June 30, 2022, and $4.71 billion and $170.6 million, respectively, at September 30, 2021. In total, investment securities were $4.05 billion at September 30, 2022, a decrease of $23.2 million from June 30, 2022, and a decrease of $833.8 million from September 30, 2021. The decrease in the third quarter of 2022 compared to the prior quarter was primarily the result of $231.1 million in investment securities sales, a $94.9 million decrease resulting from mark-to-market fair value adjustments, and $70.9 million in principal payments, amortization, and redemptions, partially offset by $373.6 million in purchases.

The decrease in investment securities from September 30, 2021 was primarily the result of $1.20 billion in sales, $488.3 million in principal payments, discounts from the AFS securities transferred from HTM, amortization, and redemptions, and a $329.0 million decrease resulting from mark-to-market fair value adjustments, partially offset by $1.19 billion in purchases.

Deposits

At September 30, 2022, total deposits were $17.75 billion, a decrease of $338.2 million, or 1.9%, from June 30, 2022, and an increase of $276.4 million, or 1.6%, from September 30, 2021.

At September 30, 2022, core deposits(1) totaled $15.87 billion, or 89.5% of total deposits, a decrease of $751.1 million, or 4.5%, from June 30, 2022, and a decrease of $476.5 million, or 2.9%, from September 30, 2021. The decrease was primarily driven by a $531.8 million decrease in deposits from the Bank's escrow and exchange business and a $127.4 million decrease in municipal deposits. The decrease from September 30, 2021 was primarily driven by decreases in money market/savings deposits and noninterest-bearing checking deposits, partially offset by an increase in business interest-bearing checking deposits.

At September 30, 2022, non-core deposits totaled $1.87 billion, an increase of $412.8 million, or 28.3%, from June 30, 2022, and an increase of $752.8 million, or 67.3%, from September 30, 2021. The increase in the third quarter of 2022 compared to the prior quarter was primarily due to the addition of $400.0 million in brokered certificates of deposit and an increase of $16.5 million in retail certificates of deposit. The increase from September 30, 2021 was primarily driven by an increase in brokered certificates of deposit, partially offset by decreases in retail certificates of deposit and brokered money market deposits.

The weighted average cost of total deposits for the third quarter of 2022 was 0.22%, compared to 0.06% for the second quarter of 2022, and 0.06% for the third quarter of 2021. The weighted average cost of core deposits(2) for the third quarter was 0.11%, compared to 0.04% for the second quarter of 2022, and 0.04% for the third quarter of 2021.

At September 30, 2022, the end-of-period weighted average rate of total deposits was 0.37%, compared to 0.13% at June 30, 2022 and 0.04% at September 30, 2021. At September 30, 2022, the end-of-period weighted average rate of core deposits was 0.20%, compared to 0.06% at June 30, 2022 and 0.04% at September 30, 2021, respectively.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Deposit accounts
Noninterest-bearing checking	$6,775,465	$6,934,318	$6,841,495
Interest-bearing:
Checking	3,605,498	4,149,432	3,477,902
Money market/savings	5,493,958	5,542,230	6,031,980
Total core deposits (1)	15,874,921	16,625,980	16,351,377
Brokered money market	30	3,000	5,552
Retail certificates of deposit	872,421	855,966	1,113,070
Wholesale/brokered certificates of deposit	999,002	599,667	—
Total non-core deposits	1,871,453	1,458,633	1,118,622
Total deposits	$17,746,374	$18,084,613	$17,469,999

Cost of deposits	0.22%	0.06%	0.06%
Cost of core deposits (2)	0.11	0.04	0.04
Noninterest-bearing deposits as a percent of total deposits	38.2	38.3	39.2
Non-maturity deposits as a percent of total deposits	89.5	92.0	93.6
Core deposits as a percent of total deposits	89.5	91.9	93.6
______________________________________________________
(1) Core deposits are total deposits excluding all certificates of deposits and all brokered deposits.
(2) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Borrowings

At September 30, 2022, total borrowings amounted to $931.0 million, an increase of $159,000 from June 30, 2022, and an increase of $450.6 million from September 30, 2021. Total borrowings at September 30, 2022 were comprised of $600.0 million of Federal Home Loan Bank of San Francisco (“FHLB”) term advances and $331.0 million of subordinated debt. The increase in borrowings at September 30, 2022 as compared to June 30, 2022 was primarily due to the amortization of the subordinated debt issuance costs. The increase in borrowings at September 30, 2022 as compared to September 30, 2021 was primarily due to an increase of $450.0 million in FHLB term advances to bolster liquidity and reduce our interest rate risk.

Capital Ratios

At September 30, 2022, our common stockholder's equity was $2.74 billion, or 12.65% of total assets, compared with $2.76 billion, or 12.53%, at June 30, 2022, and $2.84 billion, or 13.51%, at September 30, 2021, with a book value per share of $28.79, compared with $29.01 at June 30, 2022, and $30.08 at September 30, 2021. At September 30, 2022, the ratio of tangible common equity to tangible assets(1) was 8.59%, compared with 8.52% at June 30, 2022, and 9.30% at September 30, 2021, and tangible book value per share(1) was $18.68, compared with $18.86 at June 30, 2022, and $19.75 at September 30, 2021. The decrease in tangible book value per share at September 30, 2022 from the prior quarter was primarily driven by the other comprehensive loss from the impact of higher interest rates on our AFS securities portfolio.

The Company implemented the current expected credit losses (“CECL”) model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. In the first quarter of 2022, the Company began phasing into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At September 30, 2022, the Company and Bank were in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer of 7.0%, 8.5% and 10.5%, respectively, and the Bank qualified as “well-capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

_________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

	September 30,	June 30,	September 30,
Capital ratios	2022	2022	2021
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	10.12%	9.90%	9.85%
Common equity tier 1 capital ratio	12.36	11.91	11.96
Tier 1 capital ratio	12.36	11.91	11.96
Total capital ratio	14.83	14.41	14.56
Tangible common equity ratio (1)	8.59	8.52	9.30

Pacific Premier Bank
Tier 1 leverage ratio	11.64%	11.41%	11.38%
Common equity tier 1 capital ratio	14.23	13.72	13.81
Tier 1 capital ratio	14.23	13.72	13.81
Total capital ratio	15.05	14.54	14.61

Share data
Book value per share	$28.79	$29.01	$30.08
Tangible book value per share (1)	18.68	18.86	19.75
Common equity dividends declared per share	0.33	0.33	0.33
Closing stock price (2)	30.96	29.24	41.44
Shares issued and outstanding	95,016,767	94,976,605	94,354,211
Market capitalization (2)(3)	$2,941,719	$2,777,116	$3,910,039
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On October 19, 2022, the Company's Board of Directors declared a $0.33 per share dividend, payable on November 10, 2022 to stockholders of record as of October 31, 2022. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase of up to 4,725,000 shares of its common stock. During the third quarter of 2022, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on October 20, 2022 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally, a telephone replay will be made available through October 27, 2022, at (877) 344-7529, conference ID 1207116.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with approximately $22 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has over $17 billion of assets under custody and approximately 40,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners’ Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; our ability to attract and retain deposits and access to other sources of liquidity; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the transition away from USD LIBOR and related uncertainty as well as the risk and costs related to our adoption of SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; the impact of governmental efforts to restructure the U.S. financial regulatory system; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; climate change, including the enhanced regulatory, compliance, credit and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2021 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, Chief Executive Officer, and President
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
ASSETS
Cash and cash equivalents	$739,211	$972,798	$809,259	$304,703	$322,320
Interest-bearing time deposits with financial institutions	1,733	2,216	2,216	2,216	2,708
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	1,385,502	1,390,682	996,382	381,674	170,576
Investment securities available-for-sale, at fair value	2,661,079	2,679,070	3,222,095	4,273,864	4,709,815
FHLB, FRB, and other stock, at cost	118,778	118,636	116,973	117,538	118,399
Loans held for sale, at lower of amortized cost or fair value	2,163	2,957	11,646	10,869	8,100
Loans held for investment	14,908,811	15,047,608	14,733,755	14,295,897	13,982,861
Allowance for credit losses	(195,549)	(196,075)	(197,517)	(197,752)	(211,481)
Loans held for investment, net	14,713,262	14,851,533	14,536,238	14,098,145	13,771,380
Accrued interest receivable	66,192	66,898	60,922	65,728	63,228
Premises and equipment	65,651	68,435	70,453	71,908	72,850
Deferred income taxes, net	190,948	163,767	133,938	87,344	83,432
Bank owned life insurance	457,301	454,593	451,968	449,353	447,135
Intangible assets	59,028	62,500	65,978	69,571	73,451
Goodwill	901,312	901,312	901,312	901,312	901,312
Other assets	257,041	258,522	242,916	260,204	260,505
Total assets	$21,619,201	$21,993,919	$21,622,296	$21,094,429	$21,005,211
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$6,775,465	$6,934,318	$7,106,548	$6,757,259	$6,841,495
Interest-bearing:
Checking	3,605,498	4,149,432	3,679,067	3,493,331	3,477,902
Money market/savings	5,493,988	5,545,230	5,872,597	5,806,726	6,037,532
Retail certificates of deposit	872,421	855,966	1,031,011	1,058,273	1,113,070
Wholesale/brokered certificates of deposit	999,002	599,667	—	—	—
Total interest-bearing	10,970,909	11,150,295	10,582,675	10,358,330	10,628,504
Total deposits	17,746,374	18,084,613	17,689,223	17,115,589	17,469,999
FHLB advances and other borrowings	600,000	600,000	600,000	558,000	150,000
Subordinated debentures	331,045	330,886	330,726	330,567	330,408
Accrued expenses and other liabilities	206,386	223,201	219,329	203,962	216,688
Total liabilities	18,883,805	19,238,700	18,839,278	18,208,118	18,167,095
STOCKHOLDERS’ EQUITY
Common stock	933	933	933	929	929
Additional paid-in capital	2,357,731	2,353,361	2,348,727	2,351,294	2,347,626
Retained earnings	657,845	615,943	577,591	541,950	488,385
Accumulated other comprehensive (loss) income	(281,113)	(215,018)	(144,233)	(7,862)	1,176
Total stockholders' equity	2,735,396	2,755,219	2,783,018	2,886,311	2,838,116
Total liabilities and stockholders' equity	$21,619,201	$21,993,919	$21,622,296	$21,094,429	$21,005,211

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021
INTEREST INCOME
Loans	$174,204	$164,455	$157,025	$489,263	$464,615
Investment securities and other interest-earning assets	24,821	18,771	19,022	61,534	55,118
Total interest income	199,025	183,226	176,047	550,797	519,733
INTEREST EXPENSE
Deposits	9,873	2,682	2,432	14,228	10,123
FHLB advances and other borrowings	3,480	3,217	1	7,171	66
Subordinated debentures	4,560	4,562	4,545	13,682	17,889
Total interest expense	17,913	10,461	6,978	35,081	28,078
Net interest income before provision for credit losses	181,112	172,765	169,069	515,716	491,655
Provision for credit losses	1,077	469	(19,726)	1,994	(56,228)
Net interest income after provision for credit losses	180,035	172,296	188,795	513,722	547,883
NONINTEREST INCOME
Loan servicing income	397	502	536	1,318	1,616
Service charges on deposit accounts	2,704	2,690	2,375	8,009	6,629
Other service fee income	323	366	350	1,056	1,175
Debit card interchange fee income	808	936	834	2,580	2,720
Earnings on bank owned life insurance	3,339	3,240	3,266	9,800	7,778
Net gain from sales of loans	457	1,136	1,187	3,087	3,094
Net (loss) gain from sales of investment securities	(393)	(31)	4,190	1,710	13,321
Trust custodial account fees	9,951	10,354	11,446	31,884	26,565
Escrow and exchange fees	1,555	1,827	1,867	5,043	5,065
Other income	1,023	1,173	4,049	3,764	12,606
Total noninterest income	20,164	22,193	30,100	68,251	80,569
NONINTEREST EXPENSE
Compensation and benefits	56,355	57,562	53,592	170,898	159,614
Premises and occupancy	12,011	11,829	12,611	35,792	36,831
Data processing	7,058	6,604	6,296	19,658	17,889
FDIC insurance premiums	1,461	1,452	1,392	4,309	3,885
Legal and professional services	4,075	4,629	4,563	12,772	12,684
Marketing expense	1,912	1,926	2,008	5,647	5,096
Office expense	1,338	1,252	1,076	3,793	4,494
Loan expense	789	1,144	1,332	3,067	3,612
Deposit expense	4,846	4,081	3,974	12,678	11,818
Merger-related expense	—	—	—	—	5
Amortization of intangible assets	3,472	3,479	3,912	10,543	12,056
Other expense	7,549	5,016	5,284	18,331	15,041
Total noninterest expense	100,866	98,974	96,040	297,488	283,025
Net income before income taxes	99,333	95,515	122,855	284,485	345,427
Income tax	25,970	25,712	32,767	74,415	90,369
Net income	$73,363	$69,803	$90,088	$210,070	$255,058
EARNINGS PER SHARE
Basic	$0.77	$0.74	$0.95	$2.22	$2.70
Diluted	$0.77	$0.73	$0.95	$2.21	$2.68
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	93,793,502	93,765,264	93,549,639	93,687,230	93,571,468
Diluted	94,120,637	94,040,691	94,060,724	94,055,116	94,090,407

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost	Average Balance	Interest Income/Expense	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$665,510	$2,754	1.64%	$702,663	$1,211	0.69%	$663,076	$195	0.12%
Investment securities	4,277,444	22,067	2.06	4,254,961	17,560	1.65	4,807,854	18,827	1.57
Loans receivable, net (1)(2)	14,986,682	174,204	4.61	14,919,182	164,455	4.42	13,660,242	157,025	4.56
Total interest-earning assets	19,929,636	199,025	3.96	19,876,806	183,226	3.70	19,131,172	176,047	3.65
Noninterest-earning assets	1,757,800			1,793,347			1,673,731
Total assets	$21,687,436			$21,670,153			$20,804,903
Liabilities and equity
Interest-bearing deposits:
Interest checking	$3,812,448	$1,658	0.17%	$4,055,506	$712	0.07%	$3,383,219	$290	0.03%
Money market	5,053,890	2,940	0.23	5,231,464	1,010	0.08	5,554,881	1,309	0.09
Savings	434,591	28	0.03	432,586	27	0.03	401,804	58	0.06
Retail certificates of deposit	835,645	1,420	0.67	922,784	607	0.26	1,196,187	775	0.26
Wholesale/brokered certificates of deposit	702,785	3,827	2.16	80,182	326	1.63	—	—	—
Total interest-bearing deposits	10,839,359	9,873	0.36	10,722,522	2,682	0.10	10,536,091	2,432	0.09
FHLB advances and other borrowings	636,006	3,480	2.17	602,621	3,217	2.14	1,670	1	0.24
Subordinated debentures	330,975	4,560	5.51	330,796	4,562	5.52	330,575	4,545	5.50
Total borrowings	966,981	8,040	3.31	933,417	7,779	3.34	332,245	4,546	5.43
Total interest-bearing liabilities	11,806,340	17,913	0.60	11,655,939	10,461	0.36	10,868,336	6,978	0.25
Noninterest-bearing deposits	6,893,463			7,030,205			6,809,211
Other liabilities	212,509			219,116			282,556
Total liabilities	18,912,312			18,905,260			17,960,103
Stockholders' equity	2,775,124			2,764,893			2,844,800
Total liabilities and equity	$21,687,436			$21,670,153			$20,804,903
Net interest income		$181,112			$172,765			$169,069
Net interest margin (3)			3.61%			3.49%			3.51%
Cost of deposits (4)			0.22			0.06			0.06
Cost of funds (5)			0.38			0.22			0.16
Cost of core deposits (6)			0.11			0.04			0.04
Ratio of interest-earning assets to interest-bearing liabilities			168.80			170.53			176.03
______________________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $4.6 million, $7.5 million, and $9.4 million for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	September 30	June 30,	March 31,	December 31,	September 30
(Dollars in thousands)	2022	2022	2022	2021	2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,771,272	$2,788,715	$2,774,650	$2,771,137	$2,823,065
Multifamily	6,199,581	6,188,086	6,041,085	5,891,934	5,705,666
Construction and land	373,194	331,734	303,811	277,640	292,815
SBA secured by real estate (1)	42,998	44,199	42,642	46,917	49,446
Total investor loans secured by real estate	9,387,045	9,352,734	9,162,188	8,987,628	8,870,992
Business loans secured by real estate (2)
CRE owner-occupied	2,477,530	2,486,747	2,391,984	2,251,014	2,242,164
Franchise real estate secured	383,468	387,683	384,267	380,381	354,481
SBA secured by real estate (3)	64,002	67,191	68,466	69,184	69,937
Total business loans secured by real estate	2,925,000	2,941,621	2,844,717	2,700,579	2,666,582
Commercial loans (4)
Commercial and industrial	2,164,623	2,295,421	2,242,632	2,103,112	1,888,870
Franchise non-real estate secured	409,773	415,830	388,322	392,576	392,950
SBA non-real estate secured	11,557	11,008	10,761	11,045	12,732
Total commercial loans	2,585,953	2,722,259	2,641,715	2,506,733	2,294,552
Retail loans
Single family residential (5)	75,176	77,951	79,978	95,292	144,309
Consumer	3,761	4,130	5,157	5,665	6,426
Total retail loans	78,937	82,081	85,135	100,957	150,735
Loans held for investment before basis adjustment (6)	14,976,935	15,098,695	14,733,755	14,295,897	13,982,861
Basis adjustment associated with fair value hedge (7)	(68,124)	(51,087)	—	—	—
Loans held for investment	14,908,811	15,047,608	14,733,755	14,295,897	13,982,861
Allowance for credit losses for loans held for investment	(195,549)	(196,075)	(197,517)	(197,752)	(211,481)
Loans held for investment, net	$14,713,262	$14,851,533	$14,536,238	$14,098,145	$13,771,380

Loans held for sale, at lower of cost or fair value	$2,163	$2,957	$11,646	$10,869	$8,100
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $59.0 million, $63.6 million, $71.2 million, $77.1 million, and $85.0 million as of September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Asset quality
Nonperforming loans	$60,464	$44,445	$55,309	$31,273	$35,090
Other real estate owned	—	—	—	—	—
Nonperforming assets	$60,464	$44,445	$55,309	$31,273	$35,090

Total classified assets (1)	$110,143	$106,153	$122,528	$121,827	$124,506
Allowance for credit losses	195,549	196,075	197,517	197,752	211,481
Allowance for credit losses as a percent of total nonperforming loans	323%	441%	357%	632%	603%
Nonperforming loans as a percent of loans held for investment	0.41	0.30	0.38	0.22	0.25
Nonperforming assets as a percent of total assets	0.28	0.20	0.26	0.15	0.17
Classified loans to total loans held for investment	0.74	0.71	0.83	0.85	0.89
Classified assets to total assets	0.51	0.48	0.57	0.58	0.59
Net loan charge-offs (recoveries) for the quarter ended	$1,072	$5,245	$446	$(981)	$1,750
Net loan charge-offs (recoveries) for the quarter to average total loans	0.01%	0.04%	—%	(0.01)%	0.01%
Allowance for credit losses to loans held for investment (2)	1.31	1.30	1.34	1.38	1.51
Delinquent loans
30 - 59 days	$1,484	$6,915	$25,332	$1,395	$728
60 - 89 days	6,535	—	74	—	936
90+ days	33,238	29,360	18,245	18,100	18,514
Total delinquency	$41,257	$36,275	$43,651	$19,495	$20,178
Delinquency as a percent of loans held for investment	0.28%	0.24%	0.30%	0.14%	0.14%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At September 30, 2022, 27% of loans held for investment include a fair value net discount of $59.0 million, or 0.39% of loans held for investment. At June 30, 2022, 29% of loans held for investment include a fair value net discount of $63.6 million, or 0.42% of loans held for investment. At March 31, 2022, 32% of loans held for investment include a fair value net discount of $71.2 million, or 0.48% of loans held for investment. At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment. At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
September 30, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$23,050	$2,640	$—	$—	$23,050	$6,656
Multifamily	8,806	—	—	—	8,806	8,806
SBA secured by real estate (2)	547	—	—	—	547	547
Total investor loans secured by real estate	32,403	2,640	—	—	32,403	16,009
Business loans secured by real estate (3)
CRE owner-occupied	11,249	1,742	—	—	11,249	9,507
SBA secured by real estate (4)	197	—	—	—	197	197
Total business loans secured by real estate	11,446	1,742	—	—	11,446	9,704
Commercial loans (5)
Commercial and industrial	4,754	—	—	—	4,754	4,754
Franchise non-real estate secured	—	—	11,254	—	11,254	11,254
SBA not secured by real estate	607	—	—	—	607	607
Total commercial loans	5,361	—	11,254	—	16,615	16,615
Totals nonaccrual loans	$49,210	$4,382	$11,254	$—	$60,464	$42,328
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
September 30, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,754,403	$—	$—	$16,869	$2,771,272
Multifamily	6,193,507	—	—	6,074	6,199,581
Construction and land	373,194	—	—	—	373,194
SBA secured by real estate (1)	42,998	—	—	—	42,998
Total investor loans secured by real estate	9,364,102	—	—	22,943	9,387,045
Business loans secured by real estate (2)
CRE owner-occupied	2,466,281	—	6,398	4,851	2,477,530
Franchise real estate secured	383,468	—	—	—	383,468
SBA secured by real estate (3)	62,675	1,244	—	83	64,002
Total business loans secured by real estate	2,912,424	1,244	6,398	4,934	2,925,000
Commercial loans (4)
Commercial and industrial	2,159,494	240	135	4,754	2,164,623
Franchise non-real estate secured	409,773	—	—	—	409,773
SBA not secured by real estate	10,950	—	—	607	11,557
Total commercial loans	2,580,217	240	135	5,361	2,585,953
Retail loans
Single family residential (5)	75,176	—	—	—	75,176
Consumer loans	3,759	—	2	—	3,761
Total retail loans	78,935	—	2	—	78,937
Loans held for investment before basis adjustment (6)	$14,935,678	$1,484	$6,535	$33,238	$14,976,935
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $68.1 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Total Gross Loans
September 30, 2022
Investor loans secured by real estate
CRE non-owner-occupied	$2,736,526	$11,502	$23,244	$2,771,272
Multifamily	6,190,027	—	9,554	6,199,581
Construction and land	373,194	—	—	373,194
SBA secured by real estate (1)	35,094	—	7,904	42,998
Total investor loans secured by real estate	9,334,841	11,502	40,702	9,387,045
Business loans secured by real estate (2)
CRE owner-occupied	2,445,551	9,897	22,082	2,477,530
Franchise real estate secured	376,395	—	7,073	383,468
SBA secured by real estate (3)	57,915	—	6,087	64,002
Total business loans secured by real estate	2,879,861	9,897	35,242	2,925,000
Commercial loans (4)
Commercial and industrial	2,131,335	19,139	14,149	2,164,623
Franchise non-real estate secured	391,085	—	18,688	409,773
SBA not secured by real estate	10,237	—	1,320	11,557
Total commercial loans	2,532,657	19,139	34,157	2,585,953
Retail loans
Single family residential (5)	75,134	—	42	75,176
Consumer loans	3,761	—	—	3,761
Total retail loans	78,895	—	42	78,937
Loans held for investment before basis adjustment (6)	$14,826,254	$40,538	$110,143	$14,976,935
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $68.1 million to the carrying amount of certain loans included in fair value hedging relationships.

GAAP to Non-GAAP RECONCILIATIONS

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Net income	$73,363	$69,803	$90,088
Plus: amortization of intangible assets expense	3,472	3,479	3,912
Less: amortization of intangible assets expense tax adjustment (1)	991	993	1,119
Net income for average tangible common equity	75,844	72,289	92,881

Average stockholders' equity	$2,775,124	$2,764,893	$2,844,800
Less: average intangible assets	61,101	64,583	75,795
Less: average goodwill	901,312	901,312	901,312
Average tangible common equity	$1,812,711	$1,798,998	$1,867,693

Return on average equity (annualized)	10.57%	10.10%	12.67%
Return on average tangible common equity (annualized)	16.74%	16.07%	19.89%
___________________________________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses, where applicable, from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Interest income	$199,025	$183,226	$176,047
Interest expense	17,913	10,461	6,978
Net interest income	181,112	172,765	169,069
Noninterest income	20,164	22,193	30,100
Revenue	201,276	194,958	199,169
Noninterest expense	100,866	98,974	96,040
Pre-provision net revenue	100,410	95,984	103,129
Pre-provision net revenue (annualized)	$401,640	$383,936	$412,516

Average assets	$21,687,436	$21,670,153	$20,804,903

Pre-provision net revenue to average assets	0.46%	0.44%	0.50%
Pre-provision net revenue to average assets (annualized)	1.85%	1.77%	1.98%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021
Total stockholders' equity	$2,735,396	$2,755,219	$2,783,018	$2,886,311	$2,838,116
Less: intangible assets	960,340	963,812	967,290	970,883	974,763
Tangible common equity	$1,775,056	$1,791,407	$1,815,728	$1,915,428	$1,863,353

Total assets	$21,619,201	$21,993,919	$21,622,296	$21,094,429	$21,005,211
Less: intangible assets	960,340	963,812	967,290	970,883	974,763
Tangible assets	$20,658,861	$21,030,107	$20,655,006	$20,123,546	$20,030,448

Tangible common equity ratio	8.59%	8.52%	8.79%	9.52%	9.30%

Common shares issued and outstanding	95,016,767	94,976,605	94,945,849	94,389,543	94,354,211

Book value per share	$28.79	$29.01	$29.31	$30.58	$30.08
Less: intangible book value per share	10.11	10.15	10.19	10.29	10.33
Tangible book value per share	$18.68	$18.86	$19.12	$20.29	$19.75

Core net interest income and core net interest margin are non-GAAP financial measures derived from GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CDs, nonrecurring nonaccrual interest paid, and gain (loss) on interest rate contract in fair value hedging relationships from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Net interest income	$181,112	$172,765	$169,069
Less: scheduled accretion income	2,377	2,626	3,339
Less: accelerated accretion income	2,269	4,918	6,107
Less: premium amortization on CD	39	60	390
Less: nonrecurring nonaccrual interest paid	(848)	48	(74)
Less: gain (loss) on fair value hedging relationships	4,240	128	(95)
Core net interest income	$173,035	$164,985	$159,402

Average interest-earning assets	$19,929,636	$19,876,806	$19,131,172

Net interest margin	3.61%	3.49%	3.51%
Core net interest margin	3.44%	3.33%	3.31%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and merger-related expense, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income, less gain (loss) on sale of securities, other income - security recoveries, and gain (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Total noninterest expense	$100,866	$98,974	$96,040
Less: amortization of intangible assets	3,472	3,479	3,912
Noninterest expense, adjusted	$97,394	$95,495	$92,128

Net interest income before provision for credit losses	$181,112	$172,765	$169,069
Add: total noninterest income	20,164	22,193	30,100
Less: net (loss) gain from investment securities	(393)	(31)	4,190
Less: other income - security recoveries	—	—	1
Less: net loss from debt extinguishment	—	—	970
Revenue, adjusted	$201,669	$194,989	$194,008

Efficiency ratio	48.3%	49.0%	47.5%

Cost of core deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of core deposits is calculated as the ratio of core deposit interest expense to average core deposits. We calculate core deposit interest expense by excluding interest expense for certificates of deposit and brokered deposits from total deposit expense, and we calculate average core deposits by excluding certificates of deposit and brokered deposits from total deposits. Management believes cost of core deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021
Total deposits interest expense	$9,873	$2,682	$2,432
Less: certificates of deposit interest expense	1,420	607	775
Less: brokered deposits interest expense	3,827	327	2
Core deposits expense	$4,626	$1,748	$1,655

Total average deposits	$17,732,822	$17,752,727	$17,345,302
Less: average certificates of deposit	835,645	922,784	1,196,187
Less: average brokered deposits	703,848	85,131	5,551
Average core deposits	$16,193,329	$16,744,812	$16,143,564

Cost of core deposits	0.11%	0.04%	0.04%